Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
SECOND QUARTER RESULTS
Second Quarter Results
•Net income available to RGA shareholders of $3.03 per diluted share
•Adjusted operating income* of $5.48 per diluted share
•Premium growth of 17.5% over the prior-year quarter, 18.5% on a constant currency basis1
•ROE of 9.7%, adjusted operating ROE* of 15.3% for the trailing twelve months
•Increased quarterly dividend 4.7% to $0.89 per share
•Deployed capital of $307 million into in-force transactions

1 Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate.

ST. LOUIS, August 1, 2024 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported second quarter net income available to RGA shareholders of $203 million, or $3.03 per diluted share, compared with $205 million, or $3.05 per diluted share, in the prior-year quarter. Adjusted operating income* for the second quarter totaled $365 million, or $5.48 per diluted share, compared with $297 million, or $4.40 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.06 per diluted share on net income available to RGA shareholders, and an adverse effect of $0.06 per diluted share on adjusted operating income as compared with the prior year.

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	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2024	2023	2024	2023
Net premiums	$3,920	$3,337	$9,296	$6,722
Net income available to RGA shareholders	203	205	413	457
Net income available to RGA shareholders per diluted share	3.03	3.05	6.19	6.77
Adjusted operating income*	365	297	766	646
Adjusted operating income, excluding notable items *	365	297	766	646
Adjusted operating income per diluted share*	5.48	4.40	11.49	9.55
Adjusted operating income, excluding notable items per diluted share*	5.48	4.40	11.49	9.55
Book value per share	147.90	117.87
Book value per share, excluding accumulated other comprehensive income (AOCI)*	148.19	138.99
Book value per share, excluding AOCI and B36*	149.01	138.88
Total assets	109,888	89,040

*	See “Non-GAAP Financial Measures and Other Definitions” below

In the second quarter, consolidated net premiums totaled $3.9 billion, an increase of 17.5% over the 2023 second quarter, with an adverse net foreign currency effect of $33 million. Excluding the net foreign currency effect, consolidated net premiums increased 18.5% in the quarter. Net premiums for the quarter included a $282 million contribution from a single premium pension risk transfer transaction in the U.S. Financial Solutions business.

Compared with the year-ago period, excluding spread-based businesses, second quarter investment income increased 10.9%, primarily due to the addition of large asset-intensive in-force transactions in recent periods. Average investment yield increased to 4.65% in the second quarter compared with 4.42% in the prior-year period due to higher new money rates.

The effective tax rate for the quarter was 24.3% on pre-tax income, slightly above the expected range of 23% to 24%, primarily related to income earned in non-U.S. jurisdictions.

The effective tax rate for the quarter was 25.5% on pre-tax adjusted operating income, above the expected range of 23% to 24%, primarily related to income earned in non-U.S. jurisdictions.

Tony Cheng, President and Chief Executive Officer, commented, “Our second quarter was good overall, and we continue to have strong momentum, on the back of a particularly strong first quarter. Our Asia Traditional and Financial Solutions businesses had a very good quarter, and our U.S. Traditional and EMEA Financial Solutions areas also performed well. We had a solid quarter of in-force transactions, with $307 million of capital deployed. Additionally, we continued to see good momentum in organic new business activity.

“Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $1.0 billion. Based on favorable business conditions and RGA’s global leadership position, we are optimistic about the future and expect to continue to deliver attractive financial results over time.”

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SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$1,827	$1,750	$3,542	$3,365
Pre-tax income	174	62	290	183
Pre-tax adjusted operating income	167	63	295	185
Pre-tax adjusted operating income, excluding notable items	167	63	295	185

Quarterly Results
•Results reflected favorable in-force management actions, partially offset by client reporting adjustments; overall claims experience was in line with expectations.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Pre-tax income	$83	$68	$100	$182
Pre-tax adjusted operating income	80	109	170	214
Pre-tax adjusted operating income, excluding notable items	80	109	170	214

Quarterly Results
•Results were below the expected range due to the timing of recent new business not yet at full earnings run rate, as well as one-time items.

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$326	$307	$644	$602
Pre-tax income	27	35	74	64
Pre-tax adjusted operating income	26	32	72	61
Pre-tax adjusted operating income, excluding notable items	26	32	72	61

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $6 million for the quarter.

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Quarterly Results
•Results reflected modestly unfavorable mortality experience.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Pre-tax income	$6	$6	$13	$16
Pre-tax adjusted operating income	7	6	14	16
Pre-tax adjusted operating income, excluding notable items	7	6	14	16

Quarterly Results
•Results were in line with expectations.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$497	$429	$993	$867
Pre-tax income	1	4	29	31
Pre-tax adjusted operating income (loss)	(1)	4	37	31
Pre-tax adjusted operating income (loss), excluding notable items	(1)	4	37	31

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $1 million for the quarter.

Quarterly Results
•Results reflected unfavorable experience, primarily in the United Kingdom.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Pre-tax income	$72	$52	$136	$111
Pre-tax adjusted operating income	86	66	163	135
Pre-tax adjusted operating income, excluding notable items	86	66	163	135
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Quarterly Results
•Results reflected the impact of strong new business in recent periods and favorable longevity experience.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$708	$677	$1,424	$1,339
Pre-tax income	100	89	209	168
Pre-tax adjusted operating income	99	89	208	168
Pre-tax adjusted operating income, excluding notable items	99	89	208	168

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $23 million for the quarter.

Quarterly Results
•Results reflected the benefit of in-force management actions and the impact of recent new business in Asia.
•Foreign currency exchange rates had an adverse effect of $2 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$50	$44	$96	$108
Pre-tax income (loss)	(58)	20	(45)	7
Pre-tax adjusted operating income	71	62	130	102
Pre-tax adjusted operating income, excluding notable items	71	62	130	102

Quarterly Results
•Pre-tax loss reflected a foreign currency exchange rate derivative loss, driven by weakness in Japanese yen.
•Pre-tax adjusted operating income reflected favorable overall experience.
•Foreign currency exchange rates had a favorable effect of $8 million on pre-tax income and an adverse effect of $2 million on pre-tax adjusted operating income.

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Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Pre-tax income (loss)	$(136)	$(71)	$(265)	$(146)
Pre-tax adjusted operating income (loss)	(44)	(55)	(82)	(80)
Pre-tax adjusted operating income (loss), excluding notable items	(44)	(55)	(82)	(80)

Quarterly Results
•Results were slightly unfavorable compared to the expected quarterly average run rate; year to date results are in line with the average run rate.

Dividend Declaration

Effective July 30, 2024, the board of directors declared a regular quarterly dividend of $0.89, payable August 27, 2024, to shareholders of record as of August 13, 2024.

Earnings Conference Call

A conference call to discuss second quarter results will begin at 10 a.m. Eastern Time on Friday, August 2, 2024. Interested parties may access the call by dialing 1-844-481-2753 (1-412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of our operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.
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The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:
1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:
•substantially all of the effect of net investment related gains and losses;
•changes in the fair value of certain embedded derivatives;
•changes in the fair value of contracts that provide market risk benefits;
•non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within claims and other policy benefits over the estimated lives of the contracts);
•any net gain or loss from discontinued operations;
•the cumulative effect of any accounting changes;
•the impact of certain tax-related items; and
•any other items that the Company believes are not indicative of the Company’s ongoing operations as such items can be volatile and may not reflect the underlying performance of the Company’s business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.
2. Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items. Notable items are items the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented may include the financial impact of the Company’s assumption reviews on business subject to the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments, reflected in future policy benefits remeasurement gains or losses.
3. Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.
4. Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on its investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:
•Shareholders’ average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
•Shareholders’ average equity position excluding AOCI and notable items; and
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•Shareholders’ average equity position excluding AOCI, B36 and notable items.
5. Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses the following non-GAAP financial measures:
•Adjusted operating return on equity excluding AOCI and B36;
•Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI; and
•Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document.

Other definitions:
•Uncapped (profitable) cohorts: cohorts with a net premium ratio under 100%
•Capped (loss) cohorts: cohorts with a net premium ratio equal to or greater than 100%
•Floored cohorts: cohorts with reserves floored at zero as reserves cannot be negative

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is today one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $3.8 trillion of life reinsurance in force and assets of $109.9 billion as of June 30, 2024. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of Reinsurance Group of America, Incorporated (the “Company”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or
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implied by forward-looking statements, include, among others: (1) adverse changes in mortality, morbidity, lapsation, or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics, or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions, (26) the adequacy of reserves, resources, and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long-Duration Targeted Improvement accounting changes and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.
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Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended June 30,
	2024		2023
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$203	$3.03	$205	$3.05
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	239	3.60	88	1.30
Market risk benefits remeasurement (gains) losses	(6)	(0.09)	(24)	(0.36)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	—	—	2	0.03
Embedded derivatives:
Included in investment related gains/losses, net	(20)	(0.30)	16	0.24
Included in interest credited	(4)	(0.06)	3	0.04
Investment (income) loss on unit-linked variable annuities	1	0.01	2	0.03
Interest credited on unit-linked variable annuities	(1)	(0.01)	(2)	(0.03)
Interest expense on uncertain tax positions	(1)	(0.01)	—	—
Other (1)	(35)	(0.52)	—	—
Uncertain tax positions and other tax related items	(12)	(0.18)	5	0.07
Net income attributable to noncontrolling interest	1	0.01	2	0.03
Adjusted operating income	365	5.48	297	4.40
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$365	$5.48	$297	$4.40

(Unaudited)	Six Months Ended June 30,
	2024		2023
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$413	$6.19	$457	$6.77
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	424	6.37	190	2.79
Market risk benefits remeasurement (gains) losses	(34)	(0.51)	(13)	(0.19)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(0.03)	2	0.03
Embedded derivatives:
Included in investment related gains/losses, net	(81)	(1.22)	(13)	(0.19)
Included in interest credited	6	0.09	(3)	(0.04)
Investment (income) loss on unit-linked variable annuities	2	0.03	2	0.03
Interest credited on unit-linked variable annuities	(2)	(0.03)	(2)	(0.03)
Interest expense on uncertain tax positions	(1)	(0.02)	—	—
Other (1)	54	0.81	6	0.09
Uncertain tax positions and other tax related items	(16)	(0.24)	17	0.25
Net income attributable to noncontrolling interest	3	0.05	3	0.04
Adjusted operating income	766	11.49	646	9.55
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$766	$11.49	$646	$9.55
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$269	$65	24.3%	$541	$125	23.1%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	308	69		540	116
Market risk benefits remeasurement (gains) losses	(8)	(2)		(43)	(9)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	—	—		(2)	—
Embedded derivatives:
Included in investment related gains/losses, net	(26)	(6)		(103)	(22)
Included in interest credited	(6)	(2)		7	1
Investment (income) loss on unit-linked variable annuities	1	—		2	—
Interest credited on unit-linked variable annuities	(1)	—		(2)	—
Interest expense on uncertain tax positions	(1)	—		(1)	—
Other (2)	(45)	(10)		68	14
Uncertain tax positions and other tax related items	—	12		—	16
Adjusted operating income	491	126	25.5%	1,007	241	23.9%
Notable items	—	—		—	—
Adjusted operating income, excluding notable items	$491	$126		$1,007	$241
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
(2)    The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,
	2024	2023
Income before income taxes	$269	$265
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	308	117
Market risk benefits remeasurement (gains) losses	(8)	(31)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	—	2
Embedded derivatives:
Included in investment related gains/losses, net	(26)	20
Included in interest credited	(6)	3
Investment (income) loss on unit-linked variable annuities	1	2
Interest credited on unit-linked variable annuities	(1)	(2)
Interest expense on uncertain tax positions	(1)	—
Other (1)	(45)	—
Pre-tax adjusted operating income	491	376
Notable items	—	—
Pre-tax adjusted operating income, excluding notable items	$491	$376

(Unaudited)	Six Months Ended June 30,
	2024	2023
Income before income taxes	$541	$616
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	540	244
Market risk benefits remeasurement (gains) losses	(43)	(17)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	2
Embedded derivatives:
Included in investment related gains/losses, net	(103)	(17)
Included in interest credited	7	(4)
Investment (income) loss on unit-linked variable annuities	2	2
Interest credited on unit-linked variable annuities	(2)	(2)
Interest expense on uncertain tax positions	(1)	—
Other (1)	68	8
Pre-tax adjusted operating income	1,007	832
Notable items	—	—
Pre-tax adjusted operating income, excluding notable items	$1,007	$832
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30, 2024
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$174	$(1)	$(6)	$167	$—	$167
Financial Solutions	83	23	(26)	80	—	80
Total U.S. and Latin America	257	22	(32)	247	—	247
Canada Traditional	27	(1)	—	26	—	26
Canada Financial Solutions	6	1	—	7	—	7
Total Canada	33	—	—	33	—	33
EMEA Traditional	1	(2)	—	(1)	—	(1)
EMEA Financial Solutions	72	14	—	86	—	86
Total EMEA	73	12	—	85	—	85
APAC Traditional	100	(1)	—	99	—	99
APAC Financial Solutions	(58)	129	—	71	—	71
Total Asia Pacific	42	128	—	170	—	170
Corporate and Other	(136)	92	—	(44)	—	(44)
Consolidated	$269	$254	$(32)	$491	$—	$491

(Unaudited)	Three Months Ended June 30, 2023
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$62	$—	$1	$63	$—	$63
Financial Solutions	68	19	22	109	—	109
Total U.S. and Latin America	130	19	23	172	—	172
Canada Traditional	35	(3)	—	32	—	32
Canada Financial Solutions	6	—	—	6	—	6
Total Canada	41	(3)	—	38	—	38
EMEA Traditional	4	—	—	4	—	4
EMEA Financial Solutions	52	14	—	66	—	66
Total EMEA	56	14	—	70	—	70
APAC Traditional	89	—	—	89	—	89
APAC Financial Solutions	20	42	—	62	—	62
Total Asia Pacific	109	42	—	151	—	151
Corporate and Other	(71)	16	—	(55)	—	(55)
Consolidated	$265	$88	$23	$376	$—	$376

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Six Months Ended June 30, 2024
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$290	$(1)	$6	$295	$—	$295
Financial Solutions	100	172	(102)	170	—	170
Total U.S. and Latin America	390	171	(96)	465	—	465
Canada Traditional	74	(2)	—	72	—	72
Canada Financial Solutions	13	1	—	14	—	14
Total Canada	87	(1)	—	86	—	86
EMEA Traditional	29	8	—	37	—	37
EMEA Financial Solutions	136	27	—	163	—	163
Total EMEA	165	35	—	200	—	200
APAC Traditional	209	(1)	—	208	—	208
APAC Financial Solutions	(45)	175	—	130	—	130
Total Asia Pacific	164	174	—	338	—	338
Corporate and Other	(265)	183	—	(82)	—	(82)
Consolidated	$541	$562	$(96)	$1,007	$—	$1,007

(Unaudited)	Six Months Ended June 30, 2023
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$183	$—	$2	$185	$—	$185
Financial Solutions	182	55	(23)	214	—	214
Total U.S. and Latin America	365	55	(21)	399	—	399
Canada Traditional	64	(3)	—	61	—	61
Canada Financial Solutions	16	—	—	16	—	16
Total Canada	80	(3)	—	77	—	77
EMEA Traditional	31	—	—	31	—	31
EMEA Financial Solutions	111	24	—	135	—	135
Total EMEA	142	24	—	166	—	166
APAC Traditional	168	—	—	168	—	168
APAC Financial Solutions	7	95	—	102	—	102
Total Asia Pacific	175	95	—	270	—	270
Corporate and Other	(146)	66	—	(80)	—	(80)
Consolidated	$616	$237	$(21)	$832	$—	$832

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Add Fifteen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Earnings per share from net income (loss):
Basic earnings per share	$3.07	$3.09	$6.28	$6.86
Diluted earnings per share	$3.03	$3.05	$6.19	$6.77

Diluted earnings per share from adjusted operating income	$5.48	$4.40	$11.49	$9.55
Weighted average number of common and common equivalent shares outstanding	66,732	67,420	66,645	67,563

(Unaudited)	At June 30,
	2024	2023
Treasury shares	19,487	19,099
Common shares outstanding	65,824	66,212
Book value per share outstanding	$147.90	$117.87
Book value per share outstanding, before impact of AOCI	$148.19	$138.99

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI and B36 Derivatives

(Unaudited)	At June 30,
	2024	2023
Book value per share outstanding	$147.90	$117.87
Less effect of AOCI:
Accumulated currency translation adjustment	1.32	0.38
Unrealized (depreciation) appreciation of securities	(71.31)	(73.69)
Effect of updating discount rates on future policy benefits	70.06	52.26
Change in instrument-specific credit risk for market risk benefits	0.09	0.20
Pension and postretirement benefits	(0.45)	(0.27)
Book value per share outstanding, before impact of AOCI	148.19	138.99
Less effect of B36 derivatives	(0.82)	0.11
Book value per share outstanding, before impact of AOCI and B36 derivatives	$149.01	$138.88

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Add Sixteen

Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended June 30, 2024:	Average Equity
Shareholders' average equity	$8,830
Less effect of AOCI:
Accumulated currency translation adjustment	41
Unrealized (depreciation) appreciation of securities	(4,792)
Effect of updating discount rates on future policy benefits	4,120
Change in instrument-specific credit risk for market risk benefits	6
Pension and postretirement benefits	(24)
Shareholders' average equity, excluding AOCI	9,479
Year-to-date notable items, net of tax	—
Shareholders' average equity, excluding AOCI and notable items	$9,479

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended June 30, 2024:	Income
Net income available to RGA shareholders	$858	9.7%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	553
Change in fair value of embedded derivatives	65
Tax expense on uncertain tax positions and other tax related items	(29)
Net income attributable to noncontrolling interest	7
Adjusted operating income	1,454	15.3%
Notable items after tax	—
Adjusted operating income, excluding notable items	$1,454	15.3%

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Add Seventeen

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Net premiums	$3,920	$3,337	$9,296	$6,722
Investment income, net of related expenses	1,082	857	2,043	1,713
Investment related gains (losses), net	(271)	(123)	(420)	(200)
Other revenue	147	85	296	172
Total revenues	4,878	4,156	11,215	8,407
Benefits and expenses:
Claims and other policy benefits	3,712	3,013	8,844	6,076
Future policy benefits remeasurement (gains) losses	(90)	13	(114)	(13)
Market risk benefits remeasurement (gains) losses	(8)	(31)	(43)	(17)
Interest credited	231	209	485	424
Policy acquisition costs and other insurance expenses	391	349	778	680
Other operating expenses	301	275	584	525
Interest expense	72	63	140	116
Total benefits and expenses	4,609	3,891	10,674	7,791
Income before income taxes	269	265	541	616
Provision for income taxes	65	58	125	156
Net income	204	207	416	460
Net income attributable to noncontrolling interest	1	2	3	3
Net income available to RGA shareholders	$203	$205	$413	$457
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